EXHIBIT 99.1

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE

SLW Enterprises, Inc.                    HiEnergy Microdevices, Inc.
Contact: Barry Alter                     Contact: Michal Levy
         President                                Vice President
         (416) 782-9169                           (949) 727-3189
                                                  levy@hienergymicrodevices.com

SLW ENTERPRISES INC. AND HIENERGY MICRODEVICES, INC. EXECUTE A VOLUNTARY SHARE EXCHANGE AGREEMENT

POMPANO BEACH, Fla., Mar 26, 2002 /PRNewswire-FirstCall via COMTEX/ -- SLW Enterprises Inc. (OTC Bulletin Board: SLWE) and HiEnergy Microdevices, Inc. jointly announced today that they have entered into a definitive Voluntary Share Exchange Agreement (the "Agreement") to effect a business combination between the companies.

Under terms of the Agreement, SLW will offer a total of 18,330,000 shares of SLW common stock to the shareholders of HiEnergy in exchange for all of the outstanding shares of common stock of HiEnergy. HiEnergy's Board of Directors has unanimously approved the Agreement and has recommended to its shareholders to accept the offer and exchange their HiEnergy shares for SLW shares. The voluntary share exchange offering by SLW is expected to commence on March 27, 2002 and is expected to close 21 business days thereafter, on or about April 24, 2002. On that date, if shareholders of HiEnergy holding at least 80% of the outstanding shares of common stock of HiEnergy have elected to exchange their HiEnergy common stock for SLW common stock, HiEnergy will become a majority-owned subsidiary of SLW and the former HiEnergy shareholders who participated in the exchange will own a majority of the outstanding common stock of SLW. The closing of the transaction is subject to enough HiEnergy shareholders exchanging their shares to meet the 80% threshold.

Immediately after the closing of the voluntary share exchange transaction, SLW will close its private placement offering in the amount of up to 1,500,000 shares of SLW common stock at $1.00 per share. The offering and sale of the common stock has not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement. This disclosure is not an offer of securities or a solicitation of an offer to buy securities. Placements will be made only to accredit investors with preexisting contacts with SLW and its authorized representatives. The closing of the private placement offering will be contingent upon the closing of the business combination between SLW and HiEnergy.

HiEnergy has developed a unique technology to remotely, expediently and non-intrusively decipher the chemical formula and location of concealed substances. This innovative StarRay Detector has successfully been tested using laboratory prototypes under U.S. Department of Defense and Department of Treasury contracts. HiEnergy believes that the technology will have application in the transport security explosive detection, biological weapons detection and industrial quality control markets.


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Mr. Barry Alter, President of SLW, said, "This transaction will change the focus of SLW into a company primarily dedicated to the security detection systems market. HiEnergy's StarRay Detector is the only 'stoichiometric' detector in existence. 'Stoichiometric' means that it can tell the chemical composition of objects earmarked as suspicious by the currently used X-ray monitors-all of which are 'chemically blind.' StarRay technology would work best in tandem with X-ray scanners, but we also expect that it will be able to work alone as both a scanner and chemical identifier. We believe that HiEnergy's technology has the potential to significantly improve the safety and efficiency of security screening for explosive, drug and bio-weapons. We are excited about the opportunities this transaction presents for SLW. In addition, marketing efforts will continue with respect to SLW's current web- based vitamin, herb and mineral distribution business."

Mr. Greg Gilbert, President and Chief Executive Officer of HiEnergy, said, "I am extremely excited that this transaction improves our financial capability to accelerate our StarRay Detectors product development. By accelerating our time to market, we will be positioned to more quickly offer government agencies and companies the benefits of our detection systems."

Several other corporate actions will take place as a result of this transaction and the changing focus of SLW:

     - The current board of directors of HiEnergy will be elected to the board of SLW and Mr. Cote, a current director of SLW, will resign. Mr. Barry Alter will remain on the board of SLW and Dr. Bogdan C. Maglich, a director and the founder of HiEnergy, will be elected chairman of SLW's board.
     - Upon ratification by the new board of directors, Mr. Barry Alter is expected to continue to serve as president and chief executive officer of SLW.
     - SLW will change its name to HiEnergy, Inc. and the parent company's headquarters will move to the HiEnergy corporate offices in Irvine, California.

To learn more about HiEnergy, please visit its web-site at www.hienergymicrodevices.com.

                           FORWARD-LOOKING STATEMENTS

The matters discussed in this press release may contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "will", "intends", "should", or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21B of the Securities Exchange Act or 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by SLW Enterprises Inc. You should not place undue reliance on forward- looking statements. Forward-looking statements involve risks and uncertainties. The actual results that SLW Enterprises Inc. achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and SLW Enterprises Inc. assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by SLW Enterprises Inc. in its reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect its business.


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